                                                                    EXHIBIT 10.1

                               RESTATEMENT OF THE
                       AMERICAN AXLE & MANUFACTURING, INC.
                            PERSONAL SAVINGS PLAN FOR
                             HOURLY-RATE ASSOCIATES




                             EFFECTIVE APRIL 1, 2000


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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I - ESTABLISHMENT OF PERSONAL SAVINGS PLAN................................................................1

   1.01      Establishment of Plan................................................................................1
   1.02      Effective Date of Amended Plan.......................................................................1
   1.03      Governmental Rulings.................................................................................1

ARTICLE II - DEFINITION OF TERMS..................................................................................1

   2.01      Account..............................................................................................1
   2.02      Administrator........................................................................................1
   2.03      After-Tax Assets.....................................................................................1
   2.04      After-Tax Associate Contributions....................................................................2
   2.05      American Axle Stock..................................................................................2
   2.06      American Axle Stock Fund.............................................................................2
   2.07      Associate............................................................................................2
   2.08      Business Day.........................................................................................3
   2.09      Code.................................................................................................3
   2.10      Compensation.........................................................................................3
   2.11      Corporation..........................................................................................3
   2.12      Date of Valuation....................................................................................3
   2.13      Before-Tax Assets....................................................................................4
   2.14      Before-Tax Associate Contributions...................................................................4
   2.15      Distributee..........................................................................................4
   2.16      Effective Date of Investment Option Election.........................................................4
   2.17      Effective Date of Loan...............................................................................4
   2.18      Effective Date of Termination........................................................................5
   2.19      Effective Date of Transfer of Assets.................................................................5
   2.20      Effective Date of Withdrawal.........................................................................5
   2.21      Eligible Rollover Distribution.......................................................................5
   2.22      Eligible Weekly Earnings.............................................................................5
   2.23      Financial Hardship...................................................................................6
   2.24      Highly Compensated Associates........................................................................7
   2.25      Investment Options...................................................................................8
   2.26      Leased Employees.....................................................................................8
   2.27      Named Fiduciary......................................................................................9
   2.28      Net Asset Value......................................................................................9
   2.29      Normal Retirement Age................................................................................9
   2.30      Participant..........................................................................................9
   2.31      Plan.................................................................................................9
   2.32      Plan Year............................................................................................9
   2.33      Prime Rate..........................................................................................10
   2.34      Recordkeeper........................................................................................10
   2.35      Seniority...........................................................................................10


                                       i

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
   2.36      Total and Permanent Disability......................................................................10
   2.37      Trustee.............................................................................................11
ARTICLE III - ELIGIBILITY........................................................................................11

   3.01      Eligibility.........................................................................................11

ARTICLE IV - CASH OR DEFERRED ARRANGEMENT........................................................................11

   4.01      Cash or Deferred Arrangement........................................................................11
   4.02      Transfer of Assets to or Receipt of Assets from Other Qualified Plans...............................13
   4.03      Rollovers...........................................................................................14
   4.04      Cash or Deferred Arrangement Limitation.............................................................15

ARTICLE V - AFTER-TAX ASSOCIATE CONTRIBUTIONS....................................................................19

   5.01      After-Tax Associate Contributions...................................................................19
   5.02      Transfer of Assets to or Receipt of Assets from Other Qualified Plans...............................19
   5.03      After-Tax Contribution Limitation...................................................................20
   5.04      Special Rules.......................................................................................21
   5.05      Limitation on Multiple Use..........................................................................23

ARTICLE VI - INVESTMENT OF PARTICIPANT'S CONTRIBUTIONS...........................................................24

   6.01      Investment Options..................................................................................24
   6.02      Vesting.............................................................................................26
   6.03      Withdrawals.........................................................................................26
   6.04      Distribution of Assets..............................................................................28
     (a)     Settlement Upon Termination of Employment...........................................................28
     (b)     Attainment of Age 70 1/2............................................................................30
     (c)     Undeliverable Assets................................................................................31
   6.05      Form of Distribution................................................................................31
   6.06      Loans...............................................................................................35

ARTICLE VII - TRUST FUND.........................................................................................38

   7.01      Contributions to the Trustee........................................................................38
   7.02      Investment Options..................................................................................38
     (a)     Capital Preservation Fund...........................................................................38
     (b)     Income Fund.........................................................................................39
     (c)     Asset Allocation Fund(s)............................................................................39
     (d)     Large Cap Equity Fund(s)............................................................................39
     (e)     Mid Cap Equity Fund(s)..............................................................................39
     (f)     Small Cap Equity Fund(s)............................................................................39
     (g)     Equity Index Fund(s)................................................................................39
     (h)     International Equity Fund(s)........................................................................40
     (i)     Socially Oriented Fund(s)...........................................................................40


                                       ii


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
     (j)     American Axle Stock Fund............................................................................40
   7.03      American Axle Stock Fund............................................................................40
     (a)     Acquisition of Stock................................................................................40
     (b)     Information to Fund Holders.........................................................................41
     (c)     Voting Rights.......................................................................................41
     (d)     Confidentiality.....................................................................................41
     (e)     Named Fiduciary.....................................................................................42

ARTICLE VIII - OTHER PROVISIONS..................................................................................42

   8.01      Non-Assignability...................................................................................42
   8.02      Designation of Beneficiaries in Event of Death......................................................43
   8.03      Merger or Consolidation.............................................................................44
   8.04      Limitations on Contributions and Benefits...........................................................44
   8.05      Before-Tax Associate Contributions Limitation.......................................................46
   8.06      Investment Decisions................................................................................47
   8.07      Special Provisions Regarding Veterans...............................................................47
   8.08      Prohibition on Reversion............................................................................48

ARTICLE IX - ADMINISTRATION......................................................................................49

   9.01      Administrative Responsibility.......................................................................49
   9.02      Records.............................................................................................50
   9.03      Administrative Expenses.............................................................................50
   9.04      Participant Statements..............................................................................50
   9.05      Incapacity..........................................................................................50
   9.06      Notice of Claim Denial..............................................................................51
   9.07      Confidential Information............................................................................51

ARTICLE X - AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION..................................................52
   10.01       Amendment, Modification, Suspension or Termination................................................52
   10.02       Distribution Upon Plan Termination................................................................52
   10.03       Distribution Upon Sale of Subsidiary or Corporation Assets........................................52

                                    ARTICLE I
                     ESTABLISHMENT OF PERSONAL SAVINGS PLAN

1.01     ESTABLISHMENT OF PLAN

         American Axle & Manufacturing, Inc. hereby establishes The American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates (hereinafter referred to as the Plan), as set forth herein.

1.02     EFFECTIVE DATE OF AMENDED PLAN

         The amended Plan shall become effective April 1, 2000, except as otherwise may be provided herein.

1.03     GOVERNMENTAL RULINGS

         This Plan is conditioned upon approval by the Internal Revenue Service in accordance with Sections 401 and 501(a) of the Code, or any section of the Code which amends, supersedes, or supplements said sections.

                                   ARTICLE II
                               DEFINITION OF TERMS

The following definitions will apply to all words and phrases capitalized in the text, which follows.

2.01     "ACCOUNT"

         Account means the assets credited to a Participant in the trust fund established under the Plan.

2.02     "ADMINISTRATOR"

         Administrator means American Axle & Manufacturing, Inc.

2.03     "AFTER-TAX ASSETS"

         After-Tax Assets means the shares of the Investment Options purchased with After-Tax Associate Contributions and dividends and earnings thereon.

2.04     "AFTER-TAX ASSOCIATE CONTRIBUTIONS"

         After-Tax Associate Contributions means amounts contributed to the trust fund by the Corporation as elected by a Participant in accordance with Section 5.01.

2.05     "AMERICAN AXLE STOCK"

         Effective October 1, 2001, American Axle Stock means common stock of American Axle & Manufacturing Holdings, Inc.

2.06     "AMERICAN AXLE STOCK FUND"

         Effective October 1, 2001, American Axle Stock Fund means a fund invested only in American Axle Stock.

2.07     ASSOCIATE"

         Associate means

         (A) any person regularly employed in the United States by the Corporation on an hourly-rate basis, including:

                  (I)      hourly-rate persons employed on a full-time basis;
                           and

                  (II)     part-time hourly-rate associates.

         (B) the term "Associate" shall not include employees of any directly or indirectly wholly-owned or substantially wholly-owned subsidiary of the Corporation acquired or formed by the Corporation on or after, March 1, 1994.

         (C) the term "Associate" shall not include employees represented by a labor organization which has not signed an agreement making the Plan applicable to such employees.

         (D) the term "Associate" shall not include Leased Employees as defined under Article II, Section 2.26.




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

2.08     "BUSINESS DAY"

         Business Day means a day the New York Stock Exchange is open for business. If the New York Stock Exchange is closed as a result of a holiday, weekend, or at the end of a Business Day, normally 4:00 p.m. Eastern Time, then the Effective Date will be the next following Business Day.

2.09     "CODE"

         The term "Code" means the Internal Revenue Code of 1986, as amended.

2.10     "COMPENSATION"

         Compensation means the total amount paid by the Corporation to the Associate with respect to hourly-rate employment during any Plan Year as evidenced by Internal Revenue Service Form W-2 or its equivalent, plus amounts not currently includable in income by reason of Sections 125, 132(f)(4) and/or 402(e)(3) of the Code. Effective January 1, 1997, the family aggregation rules of Code Section 401(a)(17)(A) and 414(q)(6) shall not apply to the determination of Compensation.

2.11     "CORPORATION"

         Corporation means American Axle & Manufacturing, Inc. a Delaware corporation.

2.12     "DATE OF VALUATION"

         Date of Valuation means the end of a Business Day, Normally 4:00 p.m. Eastern Time, that a Participant initiates an investment option election, withdrawal, transfer of assets, settlement upon termination of employment, or loan, and such date shall be the Effective Date of Investment Option Election, Effective Date of Withdrawal, Effective Date of Transfer of Assets, Effective Date of Termination, or Effective Date of Loan, whichever applies.

2.13     "BEFORE-TAX ASSETS"

         Before-Tax Assets means the units or shares of the Investment Options purchased with Before-Tax Associate Contributions and dividends and earnings thereon.

2.14     "BEFORE-TAX ASSOCIATE CONTRIBUTIONS"

         Before-Tax Associate Contributions means amounts contributed to the trust fund by the Corporation as elected by a Participant in accordance with Sections 4.01 and 4.02.

2.15     "DISTRIBUTEE"

         Distributee means an Associate or former Associate of the Corporation to whom assets are to be distributed. Additionally, the surviving spouse of the Associate or former Associate or alternate payee to whom assets are to be distributed under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to their interest.

2.16     "EFFECTIVE DATE OF INVESTMENT OPTION ELECTION"

         Effective Date of Investment Option Election means the Business Day on which appropriate direction to the Trustee is received by the party designated by the Administrator for an investment option change.

2.17     "EFFECTIVE DATE OF LOAN"

         Effective Date of Loan means the Business Day on which appropriate direction to the Recordkeeper is received by the party designated by the Administrator for a loan.

2.18     "EFFECTIVE DATE OF TERMINATION"

         Effective Date of Termination means the Business Day on which termination of employment with the Corporation occurs.

2.19     "EFFECTIVE DATE OF TRANSFER OF ASSETS"

         Effective Date of Transfer of Assets means the Business Day on which appropriate direction to the Recordkeeper is received by the party designated by the Administrator for a transfer of assets.

2.20     "EFFECTIVE DATE OF WITHDRAWAL"

         Effective Date of Withdrawal means the Business Day on which appropriate direction to the Recordkeeper is received by the party designated by the Administrator for a withdrawal.

2.21     "ELIGIBLE ROLLOVER DISTRIBUTION"

         The term Eligible Rollover Distribution shall have the meaning set forth in Section 6.05(b).

2.22     "ELIGIBLE WEEKLY EARNINGS"

         Eligible Weekly Earnings means base pay plus any Cost-of-Living Allowance received by a Participant from the Corporation with respect to hourly-rate employment during a calendar week and any Performance Bonus Payment (as defined in the Collective Bargaining Agreement) made to a Participant during the Plan Year. The term Eligible Weekly Earnings shall include any pay received for overtime hours, night shift, seven-day premiums, and suggestion awards. Eligible Weekly Earnings shall not include any other special payments, fees, or allowances. For Plan Years beginning prior to January 1, 2002, annual Eligible Weekly Earnings and Compensation taken into account for purposes of the discrimination tests in Section 4.04 may not exceed $170,000 per year (or as may be adjusted by the Secretary of the Treasury of the United States). Effective January 1, 2002, the annual Eligible Weekly Earnings of each Participant taken into account in determining allocations and Compensation taken into account for purposes of the discrimination tests in Section 4.04 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Eligible Weekly Earnings means Eligible Weekly Earnings during the Plan Year or such other consecutive 12-month period over which Eligible Weekly Earnings is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Eligible Weekly Earnings and Compensation for the determination period that begins with or within such calendar year. Effective January 1, 1997, the family aggregation rules of Code Sections 401(a)(17)(A) and 414(q)(6) shall not apply to the determination of Eligible Weekly Earnings.

2.23     "FINANCIAL HARDSHIP"

         Financial Hardship means a reason given by a Participant when applying for a withdrawal before age 59-1/2 which indicates the withdrawal is
         (1) necessary to meet immediate and heavy financial needs of the Participant, (2) for an amount required to meet the immediate financial need created by the hardship, and (3) for an amount that is not reasonably available from other resources of the Participant. The amount of such withdrawal may be increased to include any amounts necessary to pay reasonably anticipated income taxes and penalties resulting from the early withdrawal. The reason must be permitted under existing

         Internal Revenue Service regulations and rulings and must be acceptable to the Named Fiduciary or its delegate for one of the following reasons:

         (A) purchase or construction of the Participant's principal residence;

         (B) payment of expenses to prevent foreclosure on the Participant's principal residence or to prevent eviction from the Participant's principal residence;

         (C) payment of tuition for the next 12 months of post-secondary education for a Participant, a Participant's spouse, or a Participant's dependent;

         (D) payment of medical expenses previously incurred or necessary to obtain medical care for a Participant, a Participant's spouse, or a Participant's dependent; or

         (E) any other reason acceptable under published Internal Revenue Service regulations and rulings.

2.24     "HIGHLY COMPENSATED ASSOCIATES"

         For purposes of this Plan, the term Highly Compensated Associates means, effective January 1, 1997, Highly Compensated active Associates and Highly Compensated former Associates. For purposes of this Section, a Highly Compensated active Associate includes any Associate who:

         (A)      (I)      received compensation from the Corporation in excess
                           of $80,000.00 (as adjusted under the Code) and, if the Corporation elects, was a member of the top-paid group (top 20% ranked on the basis of compensation) for the preceding Plan Year, or

                  (II) was a 5% owner of the Corporation at any time during the Plan Year or the preceding Plan Year.

         (B) A Highly Compensated former Associate includes any Associate who was a Highly Compensated Associate when he separated from service or was a Highly Compensated Associate after attaining age 55.

         (C) The determination of who is a Highly Compensate Associate, including the determinations of the number and identity of Associate's in the top-paid group, will be made in accordance with Section 414(q) of the Code and regulations thereunder.

2.25     "INVESTMENT OPTIONS"

         Investment Options means the investments available to eligible Participants pursuant to Article VI, 6.01 and Article VII, 7.02 of this Plan.

2.26     "LEASED EMPLOYEES"

         Leased Employee means any person who, pursuant to an agreement between the Corporation and any leasing organization, has performed services for the Corporation on a substantially full-time basis for a period of at least one year, and, effective January 1, 1997, such services are performed under the primary direction or control of the Corporation. Contributions or benefits provided a Leased Employee by the leasing organization which is attributable to services performed for the Corporation shall be treated as provided by the Corporation. A Leased Employee shall not be considered an employee of the Corporation if such employee is covered by the safe harbor requirements of Section 414(n)(5) of the Code.

2.27     "NAMED FIDUCIARY"

         Named Fiduciary means the Compensation Committee of the Board of Directors of American Axle & Manufacturing, Inc. except as set forth in
         Section 8.06 and 9.01.

2.28     "NET ASSET VALUE"

         Net Asset Value means the closing price of a unit or share of an Investment Option on a given day as reported by the Recordkeeper. Effective October 1, 2001, for assets attributable to the American Axle Stock Fund, Net Asset Value means the value as determined by the open market as traded on a national securities exchange. The sum of the value of all of a Participant's units and shares in the Investment Options is the Participant's Total Net Asset Value.

2.29     "NORMAL RETIREMENT AGE"

         Normal Retirement Age means the attainment of age 65 by the Participant.

2.30     "PARTICIPANT"

         Participant means an Associate, or former Associate, who has an Account under this Plan.

2.31     "PLAN"

         Plan means The American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates.

2.32     "PLAN YEAR"

         Plan Year means the 12-month period beginning on January 1 and ending on December 31.

2.33     "PRIME RATE"

         Prime Rate means the interest rate reported as the "Prime Rate" in the Eastern Edition of the Wall Street Journal in its general guide to money rates.

2.34     "RECORDKEEPER"

         Recordkeeper means an organization responsible for maintaining Plan data recording all transactions implementing Plan provisions. The Recordkeeper may also provide customer services and account and program information to eligible Participants and to the Plan Administrator.

2.35     "SENIORITY"

         Seniority as used in the Plan means the Associate must complete the required 90 days of employment with the Corporation.

2.36     "TOTAL AND PERMANENT DISABILITY"

         An associate shall be deemed to be totally and permanently disabled only if the associate is not engaged in regular employment or occupation for remuneration or profit and on the basis of medical evidence satisfactory to the Corporation the associate is found to be wholly and permanently prevented from engaging in regular employment or occupation with the Corporation at the plant or plants where the associate has seniority for remuneration or profit as a result of bodily injury, either occupational or non-occupational in cause, but excluding disabilities resulting from service in the armed forces of any country unless the associate became totally and permanently disabled after accumulating at least five years of seniority following separation from service in the armed forces.

2.37     "TRUSTEE"

         Trustee means the outside organization or organizations appointed by the Named Fiduciary, or its delegate, to hold, invest, and distribute the assets of the Plan.

                                   ARTICLE III
                                   ELIGIBILITY

3.01     ELIGIBILITY

         An Associate is eligible to participate and accumulate savings under the Plan on the first day of the first pay period next following the attainment of Seniority. A previously eligible Associate who resumes active employment following a termination of employment will be eligible to participate immediately.

                                   ARTICLE IV
                          CASH OR DEFERRED ARRANGEMENT

4.01     CASH OR DEFERRED ARRANGEMENT

         (A) In lieu of receipt of Eligible Weekly Earnings to which an Associate is entitled, such Associate may elect, by providing appropriate direction to the party designated by the Administrator, to have the Corporation contribute to the Plan, on a weekly basis, as Before-Tax Associate Contributions, an equivalent amount in accordance with this qualified cash or deferred arrangement as provided for under Section 401(k) of the Code. Such Before-Tax Associate Contributions must be whole percentages of the Associate's Eligible Weekly Earnings and may not be at a rate of less than 1% nor more than 25% of the Associate's Eligible Weekly Earnings. Such Before-Tax Associate Contributions shall be allocated to the Associate's Account and shall be vested immediately. The

                  Associate's Compensation shall be reduced by the full amount of any such Before-Tax Associate Contribution. The Associate may elect, by providing appropriate direction to the party designated by the Administrator, to change the amount of such Before-Tax Associate Contributions or to have such Before-Tax Associate Contributions suspended at any time.

         (B) Any change in the rate of payroll deduction authorized by an Associate in accordance with subsection (a) of this Section
                  4.01 will become effective not later than the first day of the second pay period next following the date on which such authorization is received by the party designated by the Administrator.

         (C) In addition to the Before-Tax Associate Contributions as provided for in subsection (a) of this Section 4.01, an Associate eligible to receive a payment from the American Axle & Manufacturing, Inc. Profit Sharing Plan for Hourly-Rate Associates may elect, to have the Corporation contribute to the Associate's Account as Before-Tax Associate Contributions an amount up to 100%, in multiples of 1%, of the amount of such payment, provided such Associate has not terminated employment prior to such contribution. Such election shall be made at such time and in such manner as the Administrator shall determine and will remain continuously in effect until changed by the Associate. If appropriate direction is not received by the party designated by the Administrator from an Associate on or before the date established by the Administrator for submission of such election with respect to a payment, such amount shall be paid to the Associate.

         (D) The Corporation may limit the amount of Before-Tax Associate Contributions to the trust pursuant to subsections (a) and (c) of this Section 4.01 if necessary to comply with Sections 4.04, 8.04, and 8.05 of the Plan.

         (E) Effective January 1, 2002, all Associates who are eligible to make Before-Tax Associate Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12),
                  410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.02     TRANSFER OF ASSETS TO OR RECEIPT OF ASSETS FROM OTHER QUALIFIED PLANS

         The Administrator may direct the Trustee to accept all of an Associate's funds, including participant loans, transferred from a similar qualified plan and may direct the Trustee to transfer all of a Participant's funds, including participant loans, to a similar qualified plan, provided such other qualified plan (1) is maintained by an employer which is a member of a controlled group of corporations of which the Associate's current employer is a member, and (2) permits such transfers. Any funds so transferred shall be in cash, and such participant loans, and shall be accompanied by written instructions from the

         Trustee setting forth the Associate for whose benefit such assets are being transferred, and identifying the source of such accumulated funds. Funds transferred from other plans which otherwise would be subject to federal income taxation will be designated as Before-Tax Associate Contributions.

         Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.

4.03     ROLLOVERS

         (A) An Associate may make a rollover contribution, as permitted under Section 402(c) of the Code, into an option or options selected by such Associate in an amount not exceeding the total amount of taxable proceeds distributed by a similar qualified plan maintained by a former employer. The rollover contribution must be made by the Associate (a) within 60 days following the receipt of such distribution from the former employer's plan, or (b) as a direct trustee-to-trustee transfer from the former employer's plan as permitted under
                  Section 401(a)(31) of the Code.

         (B) Effective January 1, 2002, the Plan will accept a direct rollover of an Eligible Rollover Distribution from:

                  (1) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.

                  (2) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

                  (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

         (C) Effective January 1, 2002, the Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

                  (1) a qualified plan described in Section 401(a)( or 403(a) of the Code.

                  (2) an annuity contract described in Section 403(b) of the Code.

                  (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

         (D) Effective January 1, 2002, the Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

         (E) Notwithstanding any other provision of this Section 4.03, the Plan may not receive a transfer or a direct rollover from another plan or annuity contract if such other plan or annuity contract provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.

4.04     CASH OR DEFERRED ARRANGEMENT LIMITATION

         (A) Effective January 1, 1997, the Before-Tax Associate Contributions percentage by the eligible Highly Compensated Associates under the plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (I) The actual Before-Tax Associate Contributions percentage of the eligible Highly Compensated Associates is not more than 1.25 times the actual Before-Tax Associate Contributions percentage of all other eligible Associates; or

                  (II) The actual Before-Tax Associate Contributions percentage of the eligible Highly Compensated Associates is not more than two percentage points more than the actual Before-Tax Associate Contributions percentage for all other eligible Associates and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual Before-Tax Associate Contributions percentage of all other eligible Associates.

         (B) The actual Before-Tax Associate Contributions percentage for the eligible Highly Compensated Associates and all other eligible Associates for a Plan Year is the average of the ratios (calculated separately for each eligible Associate) of the:

                  (I) Amount of Before-Tax Associate Contributions actually paid over to the Plan trust on behalf of such eligible Associate for the Plan Year to:

                  (II)     The eligible Associate's Compensation for such Plan
                           Year.

         (C) The amount of Before-Tax Associate Contributions for a Highly Compensated Associate that exceeds the percentage limitations of subsection (a) of this Section 4.04 shall be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess Before-Tax Associate Contributions.

         (D)      Special Rules

                  (I) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.04 shall be applied by determining the actual Before-Tax Associate Contributions percentage of eligible Associates as if all such plans were a single plan.

                  (II) The actual Before-Tax Associate Contributions percentage for any Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible to participate in two or more arrangements described in Section 401(k) of the Code that are maintained by the Corporation, shall be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

                  (III) Effective January 1, 1997, in the event that neither of the tests described in Section 4.04(a) are satisfied, the Before-Tax Associate Contributions, and income and losses thereon, of the Highly

                           Compensated Associates shall be reduced to the extent necessary to satisfy at least one of the tests. The total excess contributions to be refunded shall equal
                           (A) the aggregate amount of contributions taken into account in determining the actual Before-Tax Associate Contribution percentage of the Highly Compensated Associate for the Plan Year in excess of
                           (B) the maximum amount of such contributions permitted under Section 4.04(a) determined by reducing contributions made on behalf of Highly Compensated Associates in order of their actual Before-Tax Associate Contributions beginning with the highest of such percentages. The total excess contributions so determined shall be refunded to Highly Compensated Associates on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Associate (beginning with such Highly Compensated Associate whose contributions are the highest) until the limits are not exceeded. The amount by which each Highly Compensated Associate's Before-Tax Associate Contributions is reduced shall be treated as an excess contribution. The actual Before-Tax Associate Contributions percentage of the Highly Compensated Associates is determined after any corrections are made. Excess contributions shall be treated as Annual Additions.

                                    ARTICLE V
                        AFTER-TAX ASSOCIATE CONTRIBUTIONS

5.01     AFTER-TAX ASSOCIATE CONTRIBUTIONS

         (A) In lieu of all or part of the contributions an Associate may authorize in accordance with Section 4.01, an Associate may elect to contribute an equivalent amount to the Plan on an after-tax basis. Such contributions shall be allocated to the Associate's Account and shall be vested immediately.

                  The Associate may elect, by providing appropriate direction to the party designated by the Administrator, to change the amount of such contributions or to have such contributions suspended at any time.

         (B) Any change in the rate of payroll deduction authorized by an Associate in accordance with subsections (a) of this Section
                  5.01 will become effective not later than the first day of the second pay period next following the date on which such authorization is received by the party designated by the Administrator.

         (C) The Corporation may limit the amount of contributions to the trust pursuant to subsection (a) of this Section 5.01 if necessary to comply with Sections 5.03, 5.05, and 8.04 of the Plan.

5.02     TRANSFER OF ASSETS TO OR RECEIPT OF ASSETS FROM OTHER QUALIFIED PLANS

         The Administrator may direct the Trustee to accept all of an Associate's funds, including participant loans, transferred from a similar qualified plan, and may direct the Trustee to transfer all of a participant's funds, including participant loans, to a similar qualified plan, provided such other qualified plan (1) is maintained by an employer which is a member of a controlled group of corporations of which the Associate's current employer is a member, and
         (2) permits such transfers. Any funds so transferred shall be in cash, and such participant loans, and shall be accompanied by written instructions from the Trustee setting forth the Associate for whose benefit such assets are being transferred, and identifying the source of such accumulated funds. Funds transferred from other plans which otherwise would not be subject to federal income taxation will be designated as After-tax Associate Contributions.

         Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.

5.03     AFTER-TAX CONTRIBUTION LIMITATION

         (A) Effective January 1, 1997, the After-Tax Associate Contributions percentage by the eligible Highly Compensated Associates under the Plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (I) The actual After-Tax Associate Contributions percentage of the eligible Highly Compensated Associates is not more than 1.25 times the actual After-Tax Associate Contributions percentage of all other eligible Associates; or

                  (II) The actual After-Tax Associate Contributions percentage of the eligible Highly Compensated Associates is not more than two percentage points more than the actual After-Tax Associate

                           Contributions percentage for all other eligible Associates and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual After-Tax Associate Contributions percentage of all other eligible Associates.

         (B) The actual After-Tax Associate Contributions percentage for the eligible Highly Compensated Associates and all other eligible Associates for a Plan Year is the average of the ratios (calculated separately for each eligible Associate) of the:

                  (I) Amount of After-Tax Associate Contributions actually paid over to the Plan trust on behalf of such eligible Associate for the Plan Year to:

                  (II)     The eligible Associate's Compensation for such Plan
                           Year.

         (C) The amount of After-Tax Associate Contributions for a Highly Compensated Associate that exceeds the percentage limitations of subsection (a) of this Section 5.03 shall be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess After-Tax Associate Contributions.

5.04     SPECIAL RULES

         (A) In the event that this after-tax portion of the Plan satisfies the requirements of Sections 401(m), 401 (a) (4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this after-tax portion of the Plan, then
                  Section 5.02 shall be applied by determining the actual After-Tax Associate Contributions percentage of eligible Associates as if all such plans were a single plan.

         (B) The actual After-Tax Associate Contributions percentage for any Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible to participate in two or more arrangements described in Section 401(m) of the Code that are maintained by the corporation, shall be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under regulations under Section 401(m) of the Code.

         (C) Effective January 1, 1997, in the event that neither of the tests described in Section 5.03(a) are satisfied, the After-Tax Associate Contributions of Highly Compensated Associates, and the income and losses thereon, shall be reduced to the extent necessary to satisfy at least one of the tests. The total excess aggregate contributions to be refunded shall equal (A) the aggregate amount of contributions taken into account in determining the actual After-Tax Associate Contribution percentage of Highly Compensated Associates for the Plan Year in excess of (B) the maximum amount of such contributions permitted under Section 5.03(a) determined by reducing contributions made on behalf of Highly Compensated Associates in order of their actual After-Tax Associate Contribution percentage beginning with the highest of such percentages. The total excess aggregate contributions so determined shall be refunded to Highly Compensated Associates on the basis of the amount of contributions by or on behalf of each such Highly Compensated Associate (beginning with such Highly Compensated Associate whose contributions are the highest) until the limits are not exceeded. The amount by which each Highly Compensated Associate's After-Tax Associate Contributions is reduced shall be treated as an excess aggregate contribution. The actual After-Tax Associate Contributions percentage of the Highly Compensated Associates is determined after any corrections are made. Excess aggregate contributions shall be treated as Annual Additions.

5.05     LIMITATION ON MULTIPLE USE

         The following provisions apply for Plan Years beginning prior to January 1, 2002 to prevent the multiple use of the limits set forth in subsections 4.04(a)(ii) and 5.03(a)(ii). To determine if multiple use exists, the Administrator shall calculate the greater of:

         (A) 125% of the greater of the actual Before-Tax Associate Contributions percentage or the actual After-Tax Associate Contributions percentage for the non-Highly Compensated Associate (non-HCA) group; plus

         (B)      the lesser of:

                  (I) Two percentage points plus the lesser of the actual Before-Tax Associate Contributions percentage or the actual After-Tax Associate Contributions percentage of the non-HCA group; or

                  (II) 200% of the lesser of the actual Before-Tax Associate Contributions percentage or the actual After-Tax Associate Contributions percentage of the non-HCA group; or

                                       OR

         (C) Subparagraphs (a) and (b) above where "lesser" is substituted for "greater" and "greater" is substituted for "lesser."

                  If this amount is less than the sum of the actual Before-Tax Associate Contributions percentage plus the actual After-Tax Associate Contributions percentage of the Highly Compensated Associate group, then multiple use exists. If multiple use exists, then the actual After-Tax Associate Contributions percentage will be reduced by refunding and then the actual Before-Tax Associate Contributions percentage will be reduced by refunding (each beginning with such Associates with the highest amount of contributions) so that multiple use does not exist.

         (D) The multiple use test described in Treasury Regulation 1.401(m)-2 and this Section 5.05 shall not apply to Plan Years beginning after December 31, 2001.

                                   ARTICLE VI
                    INVESTMENT OF PARTICIPANT'S CONTRIBUTIONS

6.01     INVESTMENT OPTIONS

         (A) Amounts contributed to the trust fund on behalf of Participants pursuant to subsections (a) and (c) of Section
                  4.01 and subsection (a) of Section 5.01 shall be invested in the following investment options, in increments of 1%, as may be elected by the Participant:

                  (I)      Capital Preservation Fund; or

                  (II)     Income Fund; or

                  (III)    Asset Allocation Fund(s); or

                  (IV)     Large Cap Equity Fund(s); or

                  (V)      Mid Cap Equity Fund(s); or

                  (VI)     Small Cap Equity Fund(s); or

                  (VII)    Equity Index Fund(s); or

                  (VIII)   International Equity Fund(s); or

                  (IX)     Socially Oriented Fund(s); or

                  (X)      Effective October 1, 2001, the American Axle Stock
                           Fund.

         (B) A Participant's initial investment election shall remain in effect until changed by the Participant.

                  A Participant's investment election may be changed on any Business Day by providing appropriate direction to the party designated by the Administrator. Any change in the Participant's investment election shall be effective on the Effective date of Investment Option Election.

         (C) Amounts contributed to the trust fund on behalf of a Participant as provided in subsection (c) of Section 4.01 and Sections 4.02 and 5.02 shall be invested in the same investment option(s) as elected by the Participant pursuant to subsection (a) of this Section 6.01; provided, however, that if contributions are not being made to the trust fund on behalf of such Participant pursuant to subsections (a) of Sections 4.01 and 5.01, the Participant will be required, prior to the contribution or transfer of amounts pursuant to subsection (c) of Section 4.01 and Sections 4.02 and 5.02, to make an election regarding the investment of such amount.

         (D) A Participant may, by giving appropriate direction to the party designated by the Administrator, transfer assets being held in such Participant's

                  Account from one investment option to another investment option, as follows:

                  (I) A transfer of assets may include all or any part of such assets in an investment option.

                  (II) A Participant may elect a transfer of assets on any Business Day.

                  (III) Any election to transfer assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

                  (IV) Any appropriate election to transfer assets shall be processed as of the Effective Date of Transfer of Assets.

6.02     VESTING

         Each Participant shall be fully vested in the assets credited to the Participant's Account, and no portion of such Account shall be subject to forfeiture.

6.03     WITHDRAWALS

         (A) A Participant may, by providing appropriate direction to the party designated by the Administrator, withdraw assets in such Participant's Account subject to the following provisions:

                  (I) Prior to receiving a withdrawal of Before-Tax Associate Contributions a Participant must withdraw all available After-Tax Associate Contributions including any earnings thereon.

                  (II) Before-Tax Associate Contributions may be withdrawn from the Participant's Account, subject to the provisions outlined in subsection (a) of this Section 6.03, at any time after attaining age 59-1/2 or prior to age 59-1/2, because of termination of employment, death, Total and Permanent Disability, or Financial Hardship. Prior to receiving a withdrawal for Financial Hardship, a Participant previously must have taken all available asset distributions, withdrawals, and loans under all applicable plans maintained by the Corporation. The amount that may be withdrawn for a Financial Hardship shall be limited to the lesser of:

                           (1) the total amount of Before-Tax Associate Contributions in the Participant's Account as of the Effective Date of Withdrawal; or

                           (2) the amount required to meet the Financial Hardship, including any amounts necessary to pay reasonably anticipated income taxes and penalties resulting from the early withdrawal.

         (B) A Participant who has an outstanding loan(s) in accordance with Section 6.06 shall be permitted to make a withdrawal in accordance with subsection (a) of this Section 6.03.

         (C) A Participant who withdraws any Before-Tax Associate Contributions for Financial Hardship in accordance with subsection (a) of this Section 6.03: will be suspended from accumulating further savings under this Plan, and all applicable plans maintained by the Corporation, for a period of 12 months immediately following such withdrawal, and (2) shall have such Participant's annual Before-Tax Associate Contributions limited, for the Plan Year next following the year in which the hardship withdrawal was made, to $10,500 (or as may be adjusted by the Secretary of the Treasury of the United States) minus the amount of any Before-Tax Associate Contributions made during the year in which the hardship occurred. Notwithstanding the foregoing, a Participant who receives a distribution of Before-Tax Associate Contributions after December 31, 2001, on account of hardship shall be prohibited from making Before-Tax Associate Contributions and After-Tax Associate Contributions under this and all other plans of the Corporation for six months after receipt of the distribution. A Participant who receives a distribution of Before-Tax Associate Contributions in calendar year 2001 on account of hardship shall be prohibited from making After-Tax Associate Contributions under this and all other plans of the Corporation for six months after receipt of the distribution or until January 1, 2002, if later.

         (D) Any election to withdraw assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

         (E) The Date of Valuation on any appropriate election to withdraw assets, pursuant to this Section 6.03, shall be the Effective Date of Withdrawal.

6.04     DISTRIBUTION OF ASSETS

         (A)      SETTLEMENT UPON TERMINATION OF EMPLOYMENT

                  (I) If a Participant terminates employment and on the Effective Date of Termination the value of the Participant's assets is not, for Plan Years beginning on or after January 1, 1998, greater than $5,000, settlement of all of the assets in the Participant's Account will be made and distributed without the Participant's consent as soon as practicable after the Effective Date of Termination. The Date of Valuation shall be the Effective Date of Withdrawal.

                  (II) If a Participant terminates employment and on the Effective Date of Termination the value of the Participant's assets exceeds, for Plan Years beginning after January 1, 1998, $5,000, such Participant may elect, by providing appropriate direction to the party designated by the Administrator, to (1) received total settlement, or
                           (2) defer continuously the distribution of assets in such Participant's Account. The Date of Valuation for any such total settlement shall be the Date of Withdrawal.

                           If a terminated Participant does not request a total settlement prior to attaining age 70-1/2, distribution of assets in the Participant's Account will begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 and shall be made annually thereafter in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

                  (III) Effective January 1, 2002, a Participant's Before-Tax Associate Contributions, and earnings attributable to these contributions, shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

         (B)      ATTAINMENT OF AGE 70-1/2

                  (I) A participant attains age 70-1/2 and such Participant has not terminated employment, a distribution of the Participant's assets will be made upon termination of employment pursuant to Section 6.04(a).

                  (II) All distributions required under this subsection shall be determined and made in accordance with section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401
                           (a)(9)-2 of the Proposed Income Tax Regulations.

                  (III) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. Section 6.04(b)(iii) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

         (C)      UNDELIVERABLE ASSETS

                  In the event a distribution to a Participant or the Participant's beneficiary cannot be made pursuant to subsections (a) and (b) of this Section 6.04 and Section 8.02 because the identity or location of such Participant or beneficiary cannot be determined after reasonable efforts, and if the Participant's settlement remains undistributed for a period of one year from the Date of Valuation, the Administrator may direct that the settlement assets and earnings on such assets be returned to the trust fund and liquidated. All liability for payment thereof shall thereupon terminate; provided, however, in the event the identity or location of the Participant or beneficiary is determined subsequently, the value of the assets at the Date of Valuation shall be paid from the Plan to such person in a single sum. Any assets so liquidated shall be (1) paid to the Participant or beneficiary when the identity or location is determined, or
                  (2) applied to reduce reasonable expenses of administering the Plan.

6.05     FORM OF DISTRIBUTION

         All distributions shall be made in a single lump sum as follows:

         (A) American Axle Stock Fund. Effective October 1, 2001, unless the Participant or Beneficiary elects to take cash for distributions from the American Axle Stock Fund, distributions from the American Axle Stock Fund shall be in American Axle Stock, except that any fractional interest in a share of American Axle Stock shall be paid in cash.

         (B) Other Investment Options. Except as provided in Section 6.05(a), a Participant will receive cash based on the Net Asset Value of the Funds distributed.

         (C) Direct Rollover of Eligible Rollover Distribution. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  For purposes of this Section 6.05(c), the following definitions shall apply:

                  (1) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, for distributions occurring after December 31, 1999, hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) which are attributable to the Participant's elective deferrals under Treasury Regulation 1.401(k)-1(d)(2)(ii).

                  (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                           Section 408(b), an annuity plan described in Code
                           Section 403(a) or a qualified trust described in Code
                           Section 401(a), that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         (D) Direct Rollover Provisions After December 31, 2001. For purposes of the direct rollover provisions in Section 6.05(c), the following shall apply to distributions made after December 31, 2001.

                  (1) An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                  (2) Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                  (3) A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Associate Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6.06     LOANS

         (A) Subject to such rules as the Administrator may prescribe, a Participant may borrow from assets in such Participant's Account one time each calendar year, for any reason, an amount (when added to the outstanding balance of all other Plan loans) not more than the lesser of:

                  (I) $50,000 less the highest aggregate outstanding balance of all loans over the 12-month period ending on the day before the loan is made; or

                  (II) one-half of the total net Asset Value of all assets in the Participant's Account.

                           For purposes of the above limitation, all loans from all plans maintained by the Corporation (or any entity required to be aggregated with the Corporation) shall be aggregated.

         (B) Loans shall be granted in whole dollar amounts with $1,000 established as the minimum amount of any loan.

         (C) Loans shall be granted for a minimum period of 12 months, with additional increments of 12 months as the Participant may elect, to a maximum of five years (ten years in the event the loan is for the purchase or construction of the Participant's principal residence).

         (D) Loans shall bear a rate of interest equal to the Prime Rate prevailing as of the last Business Day of the quarter immediately preceding the date the Participant gives appropriate direction for a loan to the party designated by the Administrator.

                  The interest rate shall remain, the same throughout the term of the loan.

         (E) For purposes of this Section 6.06, the Net Asset Value of a Participant's assets shall be determined on the Effective Date of Loan.

         (F) Each loan shall be evidenced by a written Participant Loan Agreement that specifies:

                  (I)      the amount of the loan;

                  (II)     the term of the loan; and

                  (III) the repayment schedule, showing payments to be made in a level amount which will fully amortize the loan over its duration.

                  By endorsing and either cashing or depositing the check representing the loan, a Participant shall acknowledge receipt of the Participant Loan Agreement and agree to the terms and conditions contained therein.

         (G) Cash equal to the value of any loan granted shall be obtained by liquidating assets in the Participant's Account from investment options in which the Participant has assets, as the Participant may elect.

         (H) Repayment of a loan shall be through weekly payroll deductions except that if the Participant is not an active Associate, such repayments shall be made through monthly installment payments. Payments of principal and interest shall be applied to reduce the outstanding balance of a loan. Loan repayment amounts shall be allocated to the Participant's Account in the same investment option(s) as elected by the Participant pursuant to subsection (a) of Section 6.01. A Participant shall be entitled to prepay the total outstanding loan balance or make partial prepayment at any time in increments equal to the regular monthly installment, without penalty.

         (I) A Participant with an outstanding loan who is placed on layoff shall be entitled to:

                  (I) make installment payments equivalent in value to the payments deducted previously from the Associate's paycheck; or

                  (II) suspend loan payments for a period of up to 12 months while on layoff, provided such period does not extend beyond the maximum loan term.

         (J) An Associate with an outstanding loan who is placed on disability leave of absence must make installment payments substantially equal to payments deducted previously from the Associate's paycheck.

         (K) No earnings shall accrue to the Participant's Account with respect to the outstanding balance of any loan.

         (L) In the event a Participant fails to make a required loan payment and such failure continues beyond the last day of the calendar quarter following the calendar quarter in which the required payment was due, then the Participant shall be irrevocably deemed to have received a distribution of assets in an amount equal to the remaining outstanding principal amount of and accrued interest on the loan, calculated to the date of such deemed distribution.

         (M) A Participant (or beneficiary) who, prior to such Participant's repayment of the total principal amount of and accrued interest on a loan requests or receives a settlement of assets shall be deemed to have elected a withdrawal, pursuant to Section 6.03, equal to the principal amount of and accrued interest on the loan as of the Effective Date of Withdrawal.

         (N) Any appropriate direction given to borrow assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

         (O) A Participant may have no more than five loans outstanding at any one time.

         (P) A loan shall be secured by a lien on the Participant's interest in the Plan to the extent permitted by the relevant provisions of the Code, ERISA and any regulation or other guidance issued thereunder.

                                   ARTICLE VII
                                   TRUST FUND

7.01     CONTRIBUTIONS TO THE TRUSTEE

         (A) All Before-Tax Associate Contributions and After-Tax Associate Contributions under this Plan will be paid to the Trustee or the Trustee's designee who shall invest all such amounts and earnings thereon.

         (B) Once the Before-Tax Associate Contributions and After-Tax Associate Contributions are contributed to the Trustee by the Corporation, the Corporation shall be relieved of any further liability except as otherwise may be provided by the Employee Retirement Income Security Act of 1974.

7.02     INVESTMENT OPTIONS

         The Trustee is to invest in the following:

         (A) CAPITAL PRESERVATION FUND: Low volatility investments with emphasis on safety of principal and a competitive, predictable rate of return.

         (B) INCOME FUND: Primary objective of income with incrementally more risk and return than Capital Preservation Options.

         (C) ASSET ALLOCATION FUND(S): Equity/bond hybrid funds with varying exposure to the equity market. Objective is a combination of growth and income with a focus on risk control and dampened volatility as compared to the Equity Market.

         (D) LARGE CAP EQUITY FUND(S): Objective of growth and income with investments principally in large established domestic companies that exhibit growth characteristics to provide the relative measure of desired risk and potential reward. Investments will be in larger companies with minimum market capitalization of $1 billion.

         (E) MID CAP EQUITY FUND(S): Provides incrementally more risk than the S&P 500 Index with the potential for above average earnings growth. Objective is capital appreciation by investments primarily in equities with market capitalization between $500 million and $5 billion.

         (F) SMALL CAP EQUITY FUND(S): Investment options with significantly more risk with the potential for enhanced relative return. Objective is capital appreciation by investments primarily in small cap equities with market capitalization's between $50 million and $2 billion.

         (G) EQUITY INDEX FUND(S): Investment primarily in stocks included in the S&P 500. Objective is to achieve a high correlation between the performance of the Fund(s) and that of the S&P 500 Index.

         (H) INTERNATIONAL EQUITY FUND(S): Objective of capital appreciation by investing primarily in equities in well established markets and by providing broad exposure to a number of established markets.

         (I) SOCIALLY ORIENTED FUND(S): Objective of competitive performance when rated against similar funds but with exclusion of investments in companies which have products that are considered detrimental to society such as: alcohol, tobacco, firearms, gaming, environmental hazards, etc.

         (J) AMERICAN AXLE STOCK FUND. Effective October 1, 2001, an investment option invested only in American Axle Stock.

         The Associate's contributions invested in the above Funds shall be held by the Trustee or Mutual Fund company appointed by the Named Fiduciary, or its delegate, pursuant to the applicable Mutual Fund Prospectus which specifies the terms and conditions of such Funds.

7.03     AMERICAN AXLE STOCK FUND This Section 7.03 is effective October 1,
         2001.

         (A) ACQUISITION OF STOCK. The Plan may only acquire, or sell, American Axle Stock so long as such securities are (i) qualifying employer securities as defined in Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) publicly traded on a national exchange, and (iii) traded with sufficient frequency and in sufficient volume to assure that Participant and Beneficiary directions to buy or to sell the security may be acted upon promptly and efficiently. The Plan may acquire American Axle Stock on the open market or may acquire treasury stock or previously authorized but unissued shares directly from American Axle & Manufacturing Holdings, Inc. In the event of the purchase or sale of American Axle Stock to or from American Axle & Manufacturing Holdings, Inc., (i) the price shall be equal to the price determined on the open market, and (ii) no commission shall be charged.

         (B) INFORMATION TO FUND HOLDERS. Information provided to shareholders of American Axle Stock shall be provided to Participants and Beneficiaries owning a beneficial interest in the American Axle Stock Fund.

         (C) VOTING RIGHTS. Voting, tender and similar rights with respect to American Axle Stock shall be passed through to Participants and Beneficiaries owing a beneficial interest in the American Axle Stock Fund.

         (D) CONFIDENTIALITY. The Compensation Committee of the Board of Directors of the Corporation, acting through the Management Investment Committee, shall (i) establish procedures to safeguard the confidentiality of information relating to the purchase, holding and sale of interests in the American Axle Stock Fund and the exercise of voting, tender and similar rights with respect to American Axle Stock by Participants and Beneficiaries, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; (ii) monitor Plan procedures to ensure that such safeguards are being followed, and (iii) appoint an independent fiduciary when a situation arises involving a potential for undue influence by the Corporation upon Participants and Beneficiaries with regard to the direct or indirect exercise of their shareholder rights. The safeguard procedures shall authorize the independent fiduciary to take such steps as are necessary to avoid any such undue influence.

         (E) NAMED FIDUCIARY. Each Participant and Beneficiary is hereby designated a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA with respect to shares of American Axle Stock as to which he or she is entitled to make voting or tender offer decisions.

                                  ARTICLE VIII
                                OTHER PROVISIONS

8.01     NON-ASSIGNABILITY

         Except as otherwise may be provided by Section 6.05, no right or interest of any Participant under this Plan or in the Participant's Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, except (1) in accord with provisions of a qualified domestic relations order as defined in IRC
         Section 414(p), (2) a Participant's voluntary assignment of an amount not in excess of 10% of a distribution from the Plan,, (3) effective for judgments, orders or decrees issued on or after August 5, 1997, and to the extent specifically required by the judgment, order or decree, and permitted by Code Section 401(a)(13)(C), an offset of a Participant's vested benefit against the amount the Participant is required to pay the Plan when the Participant has committed a breach of fiduciary duty to, or a criminal act against, the Plan, and (4) further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under this Plan shall be liable for, or subject to, any obligation or liability of such Participant.

8.02     DESIGNATION OF BENEFICIARIES IN EVENT OF DEATH

         (A) A Participant may file with the party designated by the Administrator a written designation of a beneficiary or beneficiaries with respect to all or part of the assets in the Account of the Participant.

                  For a married Participant who dies, the entire balance of the Account shall be paid to the surviving spouse unless the written designation of beneficiary designating a person(s) other than the spouse with respect to part or all of the assets in the Account of the Participant includes the written consent of the spouse, witnessed by the Plan representative or a notary public. The written designation of beneficiary filed with the party designated by the Administrator may be changed or revoked at any time by the action of the Participant and, if necessary, the spouse. No designation or change of beneficiary will be effective until it is determined to be in order by the party designated by the Administrator, but when so determined it will be effective retroactively to the date of the instrument making the designation or change.

         (B) In the event an unmarried Participant does not file a written designation of beneficiaries, such a Participant shall be deemed to have designated as beneficiary or beneficiaries under this Plan the person or persons who receive the Participant's life insurance proceeds under the Corporation's Life and Disability Benefits Program for Hourly Associates, unless such Participant shall have assigned such life insurance, in which case the assets in the account shall be paid to the assignee.

         (C) A beneficiary or beneficiaries will receive, subject to the provisions of Section 6.05, in the event of the Participant's death, the assets in the Participant's Account in accordance with the applicable designation. If the Corporation shall be in doubt as to the right of any beneficiary to receive any such assets, the Corporation may deliver such assets to the estate of the Participant, in which case the Corporation shall not have any further liability to anyone. Death benefits shall be paid by December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death.

8.03     MERGER OR CONSOLIDATION

         In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan or program, each Participant in the Plan would, if the Plan then terminated, receive the assets in each such Participant's Account immediately after the merger, consolidation, or transfer which are at least equal in value to the assets each such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

8.04     LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

         (A)      General Provisions for purposes of this Section:

                  (I)      The term "Limitation Year" shall mean the Plan Year.

                  (II) All defined benefit plans or programs of the Corporation will be treated as one defined benefit plan or program, and all defined contribution plans or programs will be treated as one defined contribution plan or program.

                  (III) No contribution to this Plan may exceed the limits provided under Section 404 of the Code for current deductibility for income tax purposes.

                  (IV) Contributions made to the trust by the Corporation pursuant to subsection (c) of Section 4.01 shall be allocated to a Participant's Account as of the last date within the preceding Limitation Year.

                  (V) For purposes of this Section, the term "Compensation" shall mean compensation as defined under Section 415(c)(3) of the Code and the regulations thereunder.

                  (VI) The term "Annual Additions" shall mean the sum, for any Limitation Year, of Associate contributions, Corporation contributions, and forfeitures allocated to an Associate's account under all defined contribution plans.

         (B) In no event shall contributions or benefits under this Plan exceed the limits of Section 415 of the Code and the regulation thereunder.

         (C) For any Associate who participates under this Plan and any other defined contribution plan of the Corporation, the sum of such Associate's Annual Additions shall not, for Plan Years beginning after December 31, 1994, and before January 1, 2002, exceed the lesser of $30,000 (or such other amount prescribed by the Secretary of the Treasury applicable to the Limitation
                  Year) or 25% of such Associate's Compensation for any Limitation Year. Effective January 1, 2002, except to the extent permitted under Section 4.01(e) and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to an Associate's

                  Account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (1) $40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code, or

                  (2) 100% of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

                  The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

         (D) Any amounts elected to be contributed by an Associate pursuant to Section 5.01 of Article V which cannot be contributed as a result of the application of Section 8.04 subsection (c) of this Article VIII shall be returned to the Associate and, if necessary, any amounts elected to be contributed by an Associate pursuant to subsections (a) or (c) of section 4.01 of Article IV which cannot be contributed as a result of the application of Section 8.04 subsection (c) of this Article VIII shall be returned to the Associate.

8.05     BEFORE-TAX ASSOCIATE CONTRIBUTIONS LIMITATION

         A Participant's Before-Tax Associate Contributions made under this Plan or any other plan maintained by the Corporation in any calendar year may not exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year, except to the extent permitted in
         Section 4.01(e) and Code Section 414(v), if applicable. In the event a Participant identifies in writing before March 2 following the end of the Plan Year an amount of Before-Tax Associate Contributions as exceeding this limitation, as applied to this Plan and all other plans in which such Associate participated, such amounts will be refunded to the Participant no later than April 15 following the receipt of such written notice from the Participant. In the event the Administrator identifies an amount in excess of the limitation, the Participant will be deemed to have notified the Administrator, and such amount will be refunded to the Participant.

8.06     INVESTMENT DECISIONS

         Any Participant or beneficiary, who makes an investment election permitted under the Plan or otherwise exercises control permitted under the Plan over the assets in the account, shall be deemed the named fiduciary under ERISA responsible for such decisions to the extent that such designation is permissible under applicable law and that the investment election or other exercise of control is not protected by
         Section 404(c) of ERISA, as amended.

8.07     SPECIAL PROVISIONS REGARDING VETERANS

         (A) In the event an Associate is rehired following qualified military service, as defined in the Uniformed Services Employment and Re-Employment Rights Act, that was effective on or after December 15, 1994, such Associate will be entitled to have the Corporation make contributions to the Plan from such Associate's current earnings that shall be attributable to the period of time contributions were not otherwise allowable due to military service. Such contributions shall be in addition to contributions otherwise permitted under Section 4.01 and 5.01, and shall be made as permitted under this Section and
                  Section 414(u) of the Code.

         (B) Additional contributions permitted under this Section shall be based on the amount of Eligible Weekly Earnings and Profit Sharing Amount that the Associate would have received from the Corporation but for the military service, and such contributions shall be subject to the Plan's terms and conditions in effect during the applicable period of military service. Such contributions shall be made during the period that begins upon re-employment and extends for the lesser of five years or the Associate's period of military service multiplied by three.

         (C) Additional contributions made under this Section shall not be taken into account in the current year for purposes of calculating and applying any limitation or requirement identified in Section 414(u)(1) of the Code. However, in no event may such contributions, when added to the actual contributions previously made, exceed the amount of contributions allowable under the applicable limits in effect during the year of military service if the Associate had continued to be employed by the Corporation.

         (D) If an Associate covered by this Section has an outstanding loan(s) during the period of qualified military service covered by this Section, loan payments shall be suspended during such period, and the time for repayment of such loan(s) shall be extended for a period of time equal to the period of qualified military service.

8.08     PROHIBITION ON REVERSION

         The Plan shall be maintained and administered for the exclusive purpose of providing benefits to Participants and beneficiaries and defraying reasonable expenses. Except as provided herein, Plan funds may not revert to the

         Corporation. All contributions to the Plan are conditioned on their deductibility under Section 404 of the Code at the time made. All or any part of a contribution for which a deduction is not allowed may be returned to the Corporation within one year at the date of disallowance. Further, in the event contributions are made due to a mistake or an administration error, such contributions may be returned to the Corporation within one year of the date of discovery of such mistake or error.

                                   ARTICLE IX
                                 ADMINISTRATION

9.01     ADMINISTRATIVE RESPONSIBILITY

         The Compensation Committee of the Corporation's Board of Directors shall be the Named Fiduciary with respect to the Plan except as set forth below and in Sections 7.03(e) and 8.06. The Compensation Committee may delegate authority to carry out such of its responsibilities as it deems proper to the extent permitted by ERISA.

         Pursuant to authority delegated to it by the Named Fiduciary, the AAM Corporate Benefits Office, or its delegate, shall have responsibility for the day-to-day operation, management, and administration of the Plan, including full power and authority to construe, interpret, and administer this Plan and to pass upon and decide cases presenting unusual circumstances in conformity with the objectives of the Plan and under such rules as may be established consistent with the terms of the Plan. The AAM Corporate Benefits Office may refer decisions regarding the Plan to the Management Benefits Committee whose decision shall be final and binding upon the Corporation and its Associates.

         The Compensation Committee shall monitor the Plan's compliance with the fiduciary responsibility rules of Section 404 of ERISA, the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code, and the provision of Section 404(c) of ERISA relating to individual direction of investments and may take such action as the Compensation Committee deems appropriate to ensure continued compliance or to correct any deficiencies.

9.02     RECORDS

         The Administrator shall provide for the maintenance of suitable records to reflect the separate Account balance of each Participant's contributions and any earnings thereon. The Administrator shall make, or cause to be made, valuations of the trust fund or market value at least annually.

9.03     ADMINISTRATIVE EXPENSES

         Administrative expenses of the Plan shall be paid from assets liquidated pursuant to subsection (c) of Section 6.04. To the extent such expenses are not thereby paid in full, such expenses will be paid by the Corporation.

9.04     PARTICIPANT STATEMENTS

         Each Participant will be furnished a statement four times per year showing the Net Asset Value of the assets, including earnings, credited to the Participant's Account.

9.05     INCAPACITY

         If the Administrator deems any person incapable of receiving any distribution to which such person is entitled under this Plan because such person has not yet reached the age of majority, or because of illness, infirmity, mental incompetency or other incapacity, it may make payment, for the benefit or the account of such incapacitated person, to any person selected by the Administrator, whose receipt thereof shall be a complete settlement thereof. Such payments shall, to the extent thereof, discharge all liability of the Corporation and each other fiduciary with respect to this Plan.

9.06     NOTICE OF CLAIM DENIAL

         The Administrator will provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. The Participant or beneficiary will be given an opportunity for a full and fair review by the Named Fiduciary, or its delegate, of the decision denying the claim The Participant or beneficiary will be given 60 days from the date of the notice denying such claim within which to request such review.

9.07     CONFIDENTIAL INFORMATION

         The Administrator, or its delegate, shall be responsible for ensuring that sufficient procedures are in place and followed to safeguard the confidentiality (except to the extent necessary to comply with federal laws or state laws not pre-empted by ERISA) of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender, and similar rights with respect to such securities by Participants and beneficiaries. If deemed necessary by the Administrator, due to potential for undue employer influence with regard to exercise of shareholder rights, an independent party will be appointed by the Administrator to carry out instructions of Participants or beneficiaries relating to such rights.

                                    ARTICLE X

               AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

10.01    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

         The Corporation reserves the right, by and through its Board of Directors, or its delegate, to amend, modify, suspend, or terminate the Plan, but any such action shall have no retroactive effect which would prejudice the interests of the Participants.

10.02    DISTRIBUTION UPON PLAN TERMINATION

         In the event of termination or partial termination of the Plan without establishment of a successor plan, the Administrator may direct the Trustee to:

         (A) continue to administer the trust fund and pay Account balances in accordance with Section 6.04 to Participants affected by the termination of the Plan upon their termination of employment, or to beneficiaries upon such a Participant's death, until the trust fund has been liquidated; or

         (B) distribute as soon as administratively feasible the assets remaining in the trust fund in a lump sum to Participants and beneficiaries in proportion to their respective Account balances.

         (C) In the event of termination, or partial termination, or a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be non-forfeitable.

10.03    DISTRIBUTION UPON SALE OF SUBSIDIARY OR CORPORATION ASSETS

         Upon termination of employment of an Associate with the Corporation as a result of the sale or disposition of (i) a Corporation subsidiary which is the employer of such Associate, or (ii) substantially all of the assets used by the Corporation at the location where such Associate is employed; and provided that immediately after the sale or disposition the Corporation maintains an ownership interest in the acquiring company, if any, of less than 15%; and further provided that such Participant continues employment with the acquiring company; then such Participant may elect to receive a settlement of all assets in the Participant's Account at any time prior to attaining age 59-1/2, subject to Article VI, Section 6.04, but only if the distribution is made by the end of the second calendar year after the calendar year in which the sale or disposition occurred.